Exhibit 99.1

FINANCIAL STATEMENTS

Eldorado Resort Casino Shreveport JTV
As of and for the Three and Nine Months Ended September 30, 2020 and 2019

Eldorado Resort Casino Shreveport JTV

1

Eldorado Resort Casino Shreveport JTV
BALANCE SHEETS
September 30, 2020 and 2019
(dollars in thousands)

	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$6,626	$8,064
Accounts receivable, net	1,819	1,848
Inventories	938	1,019
Prepaid expenses and other assets	399	445
Total current assets	9,782	11,376
Property and equipment, net	79,916	86,034
Gaming licenses	20,574	19,679
Right-of-use assets	11,808	11,978
Other assets, net	403	358
Total assets	$122,483	$129,425

LIABILITIES AND NET PARENT INVESTMENT
Current liabilities:
Accounts payable	1,497	$1,559
Accrued property, gaming and other taxes	1,522	2,394
Accrued payroll and related	1,311	2,047
Accrued interest	—	1,305
Short-term lease obligation	969	1,038
Accrued other liabilities	2,508	2,492
Total current liabilities	7,807	10,835
Long-term debt	—	111,862
Long-term lease obligation	13,057	13,037
Other long term liabilities	446	—
Total liabilities	21,310	135,734
Net parent investment	101,173	(6,309)
Total liabilities and net parent investment	$122,483	$129,425
See accompanying notes to financial statements.

Eldorado Resort Casino Shreveport JTV
STATEMENT OF INCOME
(dollars in thousands)

	Three Months Ended September 30		Nine Months Ended September 30
	2020	2019	2020	2019
Revenue:
Casino	$15,863	$20,182	$38,624	$63,812
Food and beverage	1,677	4,511	6,004	14,111
Hotel	2,422	2,959	5,076	8,276
Other	315	564	880	1,764
Total revenues	20,277	28,216	50,584	87,963
Operating expenses:
Casino	6,991	10,409	19,866	31,916
Food and beverage	1,001	3,244	4,499	10,617
Hotel	687	790	1,751	2,307
Other	138	374	561	1,107
Marketing and promotions	449	1,283	1,681	4,103
General and administrative	2,695	4,314	8,601	12,880
Management fee	615	851	1,531	2,658
Depreciation and amortization	1,739	1,893	5,299	5,649
Total operating expenses	14,315	23,158	43,789	71,237
Operating income	5,962	5,058	6,795	16,726
Interest expenses	522	1,958	4,437	5,873
Net income	$5,440	$3,100	$2,358	$10,853
See accompanying notes to the financial statements.

Eldorado Resort Casino Shreveport JTV
STATEMENT OF CHANGES IN NET PARENT INVESTMENTS
(dollars in thousands)

Balance at December 31, 2018	$(645)
Net income	4,401
Net distributions to parent	(4,469)
Balance at March 31, 2019	(716)
Net income	3,351
Net distributions to parent	(8,928)
Balance at June 30, 2019	(6,293)
Net income	3,101
Net distribution to parent	(3,117)
Balance at September 30, 2019	$(6,309)

Balance at December 31, 2019	$(7,046)
Net loss	(110)
Net distributions to parent	(7,300)
Balance at March 31, 2020	(14,456)
Net loss	(2,975)
Net distribution to parent	5,719
Balance at June 30, 2020	(11,709)
Net income	5,440
Net contribution from parent	107,442
Balance at September 30, 2020	$101,173
See accompanying notes to financial statements.

Eldorado Resort Casino Shreveport JTV
STATEMENT OF CASH FLOWS
For the Nine Months Ended September 30, 2020 and 2019
(dollars in thousands)

	2020	2019
Cash flows from operating activities:
Net income	$2,358	$10,853
Adjustments to reconcile net loss to net cash
provided by operating activities
Depreciation and amortization	5,299	5,649
Other	40	(102)
Changes in operating assets and liabilities:
Accounts receivable	12	1,599
Inventory	141	78
Prepaid expenses and other assets	(11)	(99)
Interest payable	(3,263)	(1,958)
Accounts payable and accrued expenses	622	483
Net cash provided by operating activities	5,198	16,503
Cash flows from investing activities:
Purchase of property and equipment, net of reimbursements	(526)	(3,086)
Net cash used in investing activities	(526)	(3,086)
Cash flows from financing activities:
Net contribution to parent	(6,896)	(16,518)
Net used in financing activities	(6,896)	(16,518)
Change in cash and cash equivalents	(2,224)	(3,101)
Cash, cash equivalents at beginning of year	8,850	11,165
Cash, cash equivalents at end of year	$6,626	$8,064
Non-cash investing and financing activities
Capital expenditures included in accounts payable	$6	$7
Gaming license contributed from parent	$895	$—
Settlement of debt	$111,862	$—
See accompanying notes to financial statements.

Eldorado Resort Casino Shreveport JTV
NOTES TO FINANCIAL STATEMENTS

Note 1. Organization and Basis of Presentation

The accompanying financial statements include the accounts and transactions of Eldorado Resort Casino Shreveport JTV (“Company”) of which is a wholly-owned subsidiary of Caesars Entertainment, Inc. (“Parent” or “Caesars”). The Company owns and operates gaming, hospitality and entertainment businesses.

The accompanying financial statements as of and for the years ended December 31, 2019 and 2018 include the accounts and transactions of the Company and have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). The results for the period reflect all adjustments, which are of a normal recurring nature, that management considers necessary for a fair presentation of operating results.

The accompanying financial statements have been prepared from separate records maintained by the Parent and may not necessarily be indicative of the conditions that would have existed or the results of operations if the Company had been operated as entities unaffiliated with the Parent. Portions of certain expenses represent allocations from the Parent. See Note 7, “Related-Party Transactions.”

On January 13, 2020, Parent entered into a definitive agreement to sell the Company. The transaction was completed on December 22, 2020.

Note 2. Summary of Significant Accounting Policies

Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect (i) the reported amounts of assets and liabilities, (ii) the disclosure of contingent assets and liabilities at the date of the financial statements, and (iii) the reported amounts of revenues and expenses during the reporting period. Estimates used by management included, among other things, the useful lives for depreciable assets, the allowance for doubtful accounts receivable, cash flows in assessing the recoverability of long-lived assets, asset impairments, goodwill, and other intangible assets, and contingencies and litigation. Actual results could differ from those estimates.

Cash and Cash Equivalents—The Company consider all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents includes cash maintained for gaming operations.

Inventories—Inventories are stated at the lower of average cost, using a first-in, first-out basis, or net realizable value. Inventory consists primarily of uniforms, food and beverage and retail merchandise.

Property and Equipment—Property and equipment are stated at cost or fair value if acquired in a business combination. Depreciation is computed using the straight-line method over the estimated useful life of the asset or the term of the lease, whichever is less. Costs of major improvements are capitalized, while costs

Eldorado Resort Casino Shreveport JTV
NOTES TO FINANCIAL STATEMENTS

of normal repairs and maintenance are charged to expense as incurred. Gains or losses on dispositions of property and equipment are included in operating income.

Depreciation is computed using the straight-line method over the following estimated useful lives of the assets:

Land improvements.............................................	10 to 20 years
Buildings and improvements...............................	10 to 40 years
Furniture, fixtures and equipment.......................	3-15 years
Riverboat.............................................................	5 to 25 years

The Company evaluate their property and equipment and other long-lived assets to be held and used for impairment whenever indicators of impairment exist. The Company compare the estimated future cash flows of the asset, on an undiscounted basis, to the carrying value of the asset. If the undiscounted cash flows exceed the carrying value, no impairment is indicated. If the undiscounted cash flows do not exceed the carrying value, then an impairment charge is recorded. All recognized impairment losses are recorded as operating expenses.  No impairment was recorded during the three and nine months ended September 30, 2020 and 2019.
Goodwill and Other Intangible Assets - Goodwill represents the excess of purchase price over the fair market value of net assets acquired in business combinations and has been allocated to each reporting units. Each of the Company are considered separate reporting units. Goodwill and indefinite-lived intangible assets are reviewed for impairment at least annually and between annual test dates in certain circumstances. No impairments were indicated as a result of the annual impairment review for goodwill and indefinite-lived intangible assets in 2020 and 2019.
Indefinite-lived intangible assets consist primarily of expenditures associated with obtaining racing and gaming licenses. Indefinite-lived intangible assets are not subject to amortization but are subject to an annual impairment test. If the carrying amount of an indefinite-lived intangible asset exceeds its fair value, an impairment loss is recognized in an amount equal to that excess amount. No impairment was recorded during the three and nine months ended September 30, 2020 and 2019.
Finite-lived intangible assets consist of trade names and player loyalty programs acquired in business combinations. Amortization is completed using the straight-line method over the estimated useful life of the asset. The Company evaluate for impairment whenever indicators of impairment exist. When indicators are noted, the Company then compare estimated undiscounted future cash flows to the carrying value of the asset. If the undiscounted future cash flows exceed the carrying value, no impairment is recorded. No impairment charges were recorded during the three and nine months ended September 30, 2020 and 2019.

Outstanding Chip Liability—The Company recognize the impact on gaming revenues on an annual basis to reflect an estimate of the change in the value of outstanding chips that are not expected to be redeemed.

Eldorado Resort Casino Shreveport JTV
NOTES TO FINANCIAL STATEMENTS

This estimate is determined by measuring the difference between the total value of chips placed in service less the value of chips under the Company’ control. This measurement is performed on an annual basis utilizing a methodology in which a consistent formula is applied to estimate the percentage value of chips not in custody that are not expected to be redeemed. In addition to the formula, certain judgments are made with regard to various denominations and souvenir chips. The outstanding chip liability is included in accrued other liabilities on the balance sheets.

Loyalty Program—The Company offer programs whereby participating customers can accumulate points for wagering that can be redeemed for credits for free play on slot machines, food and beverage, merchandise and in limited situations, cash. The incentives earned by customers under these programs are based on previous revenue transactions and represent separate performance obligations. Points earned, less estimated breakage, are recorded as a reduction of casino revenues at the retail value of such benefits owed to the customer and recognized as departmental revenue based on where such points are redeemed, upon fulfillment of the performance obligation. The loyalty program liability represents a deferral of revenue until redemption occurs, which is typically less than one year.

For purposes of allocating the transaction price in a wagering contract between the wagering performance obligation and the obligation associated with the loyalty points earned, the Company allocate an amount to the loyalty point liability based on the stand-alone selling price of the points earned, which is determined by the value of a point that can be redeemed for a non-gaming good or service. An amount is allocated to the gaming wager performance obligation using the residual approach as the stand-alone price for wagers is highly variable and no set established price exists for such wagers. The allocated revenue for gaming wagers is recognized when the wagers occur as all such wagers settle immediately. The loyalty point liability is deferred and recognized as revenue when the customer redeems the points for the non-gaming good or service at the time such goods or services are delivered to the customer.

Casino Revenue—The Company recognize as casino revenue the net win from gaming activities, which is the difference between gaming wins and losses, not the total amount wagered. Progressive jackpots are accrued and charged to revenue at the time the obligation to pay the jackpot is established. Gaming revenues are recognized net of certain cash and free play incentives.

Gaming wager contracts involve two performance obligations for those customers earning points under the Company’ loyalty program and a single performance obligation for customers who don’t participate in the program. The Company apply a practical expedient by accounting for its gaming contracts on a portfolio basis as such wagers have similar characteristics and the Company reasonably expects the effects on the financial statements of applying the revenue recognition guidance to the portfolio to not differ materially from that which would result if applying the guidance to an individual wagering contract.

Complimentaries—The Company offer discretionary coupons and other discretionary complimentaries to customers outside of the loyalty program. The retail value of complimentary food, beverage and other services provided to customers, including loyalty point redemptions, is recognized in revenues when the goods or services are transferred to the customer. Complimentaries provided by third parties at the

Eldorado Resort Casino Shreveport JTV
NOTES TO FINANCIAL STATEMENTS

discretion and under the control of the Company is recorded as an expense when incurred. The Company’ revenues included complimentaries and loyalty point redemptions of $2.2 million and $6.6 million for the three and nine months ended September 30, 2020, respectively and $4.8 million and $14.4 million for the three and nine months ended September 30, 2019 respectively.

Non-gaming Revenue—Hotel, food and beverage and other operating revenues are recognized as services are performed. The transaction price for hotel, food and beverage contracts is the net amount collected from the customer for such goods and services. Food and beverage services have been determined to be separate, stand-alone performance obligations and the transaction price for such contracts is recorded as revenue as the good or service is transferred when the delivery is made for the food and beverage. The Company also provide goods and services that may include multiple performance obligations, such as packages, for which revenues are allocated on a pro rata basis based on each service's stand-alone selling price.

Advertising—Advertising costs are expensed the first time the related advertisement appears. Total advertising costs, including direct mail costs, totaled $0.1 million and $0.4 million for the three and nine months ended September 30, 2020, respectively and $0.1 million and $0.7 million for the three and nine months ended September 30, 2019, respectively.
Income Taxes –The Company is taxed as a partnership for federal and state income tax purposes. The accompanying financial statements do not include a provision for income taxes since any income or losses allocated to the Members are reportable for income tax purposes. Company’s income tax return and the amount of allocable income are subject to examination by federal and state taxing authorities. If an examination results in a change to our income, the Members’ taxes may also change.

Allowance for Doubtful Accounts—The Company reserve for receivables that may not be collected. Methodologies for estimating the allowance for doubtful accounts range from specific reserves to various percentages applied to aged receivables. Historical collection rates are considered, as are customer relationships, in determining specific reserves.
Note 3. Leases

The Company have operating leases for various real estate and equipment. Certain of the Company’ lease agreements include rental payments based on a percentage of sales over specified contractual amounts, and rental payments are adjusted periodically for inflation and based on usage. The Company’ leases include options to extend the lease term one month to one year.

Eldorado Resort Casino Shreveport JTV
NOTES TO FINANCIAL STATEMENTS

The components of lease expense are as follows (amounts are in thousands):

	For the three months ended September 30		For the nine months ended September 30
Lease Expense:	2020	2019	2020	2019
Operating lease expense	$277	$303	$849	$908
Short-term and variable lease expense	143	543	453	1,698
Total lease expense	$420	$845	$1,302	$2,606

Note 4. Property and Equipment, Net

Property and equipment, net consists of the following at September 30, 2020 and 2019 (amounts are in thousands):

Property and equipment:	2020	2019
Land and land improvements	$9,429	$9,429
Buildings and other leasehold improvements	81,503	76,948
Furniture, fixtures and equipment	53,490	58,284
Riverboat	41,130	40,814
Construction in progress	246	199
Total property and equipment	185,798	185,674
Less accumulated depreciation and amortization	(100,583)	(99,639)
Property and equipment, net	$85,215	$86,035

The Company recorded depreciation expense of $1.7 million and $5.3 million during the three and nine months ended September 30, 2020, respectively and $1.9 million and $5.7 million during the three and Nine months ended September 30, 2019, respectively.
Note 5. Gaming License
Gaming licenses represent intangible assets acquired from the purchase of a gaming entity located in a gaming jurisdiction where competition is limited, such as when only a limited number of gaming operators are allowed to operate in the jurisdiction. These gaming license rights are not subject to amortization as the Company has determined that they have indefinite useful lives.

Eldorado Resort Casino Shreveport JTV
NOTES TO FINANCIAL STATEMENTS

Note 6. Debt
7% Senior Notes due 2023

On July 23, 2015, the Parent issued at par $375.0 million in aggregate principal amount of 7.0% senior notes due 2023 (“7% Senior Notes due 2023”) pursuant to the Indenture, dated as of July 23, 2015 (the “2023 Indenture”), between the Parent and U.S. Bank, National Association, as Trustee. Of the $375.0 million borrowed, $13,0 million was allocated to the Company. The 7% Senior Notes due 2023 will mature on August 1, 2023, with interest payable semi-annually in arrears on February 1 and August 1 of each year.
In July 2020, the outstanding debt allocated to the Company’s was repaid.

Note 7. Related Party Transactions

Net parent investment—Net parent investments primarily arise from cash transfers between the Company and the Parent related to casino operations.

Note 8. Commitments and Contingencies

Litigation—The Company are engaged in various litigation matters. Although the ultimate liability of this litigation and these claims cannot be determined at this time, the Company believe there will not be a material adverse effect on the Company’ financial position or results of operations.

Note 9. Subsequent Event

In preparing these financial statements, the Company evaluated events and transactions for potential recognition or disclosure through February 12, 2021, the date the Company’ financial statements were available to be issued.